UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): July 25, 2016

NIMBLE STORAGE, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36233	26-1418899
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

211 River Oaks Parkway
San Jose, California		95134
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (408) 432-9600

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On July 25, 2016, Nimble Storage, Inc. (the “Company”) held its 2016 Annual Meeting of Stockholders (“Annual Meeting”) and the following proposals were adopted:

1.	Election of three Class III directors, Frank Calderoni, Jerry M. Kennelly, and William J. Schroeder, each to serve a three-year term, which will expire at the 2019 Annual Meeting of Stockholders or until such time as their respective successors have been duly elected and qualified:

Nominees	Shares For	Shares Withheld	Broker Non-Votes
Frank Calderoni	59,527,396	433,883	17,251,573
Jerry M. Kennelly	59,694,737	266,542	17,251,573
William J. Schroeder	59,637,291	323,988	17,251,573

2.	Approval, on a non-binding advisory basis, of the compensation paid to the Company’s named executive officers:

Shares For	Shares Against	Shares Abstaining	Broker Non-Votes
52,824,167	7,070,113	66,999	17,251,573

3.	Approval, on a non-binding advisory basis, of the frequency of future advisory votes on the compensation paid to the Company’s named executive officers:

1 Year	2 Years	3 Years	Shares Abstaining	Broker Non-Votes
57,758,190	2,095,032	99,708	8,348	17,251,574

The Company’s stockholders, on an advisory basis, indicated their preference for a one-year frequency of future advisory votes on the compensation paid to the Company’s named executive officers. In accordance with the recommendation of the Board and the stockholders’ preference, the Board intends to hold a non-binding advisory vote on the compensation paid to the Company’s named executive officers every year until the next stockholder advisory vote on the frequency of holding future advisory votes on named executive officer compensation.

4.	Ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending January 31, 2017:

Shares For	Shares Against	Shares Abstaining	Broker Non-Votes
75,729,326	1,470,062	13,464	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NIMBLE STORAGE, INC.

By:	/s/ Anup Singh
Anup Singh Chief Financial Officer

Date: July 27, 2016